EXHIBIT 99.1

KCAP Financial, Inc. Announces Fourth Quarter and Full Year 2013 Financial Results

NEW YORK, March 12, 2014 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) announces its fourth quarter and full year 2013 financial results.

Financial Highlights

  Net investment income for the fourth quarter ended December 31, 2013 was approximately $7.9 million, or $0.24 per basic share. Net investment income for the year ended December 31, 2013 was approximately $29.0 million, or $0.90 per basic share, compared with $24.1 million, or $0.93 per basic share in 2012.

  KCAP Financial, Inc. declared a fourth quarter shareholder distribution of $0.25 per share.

  At December 31, 2013, the fair value of KCAP's investments totaled approximately $441 million, an increase of 41% from $312 million at December 31, 2012.

  Net asset value per share of $7.51 as of December 31, 2013, compared with $7.85 at December 31, 2012.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted, "I am pleased with the continued improvement in our results, in part attributable to our focus on direct originations, executing our strategy of rotation into higher yielding assets, and the continued strong performance of our Asset Manager Affiliates."

Operating Results

For the year ended December 31, 2013, we reported total investment income of approximately $48.3 million as compared to approximately $38.6 million in the prior year, an increase of 25%. Investment income from debt securities increased 12% to approximately $14 million from approximately $12.5 million. Dividends from investments in CLO fund securities in 2013 were essentially unchanged from 2012, and dividends from our Asset Manager Affiliates increased 171% from $4.7 million to $12.8 million. The increase in dividends from the Asset Manager Affiliates is primarily attributable to greater incentive fees.

For the year ended December 31, 2013, total expenses were higher by approximately $4.8 million as compared to the same period in 2012, primarily attributable to the increase in interest expense related to the average outstanding principal balance on our borrowings as well as increased operating expenses.

Net investment income for the years ended 2013 and 2012 was approximately $29.0 million and $24.1 million, or $0.90 and $0.93 per share, respectively. Net realized and unrealized depreciation on investments for the year ended 2013 was approximately $11.2 million, as compared to net realized and unrealized appreciation on investments of $2.0 million for the same period in 2012.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $441 million as of December 31, 2013. The composition of our investment portfolio at December 31, 2013 and December 31, 2012 at cost and fair value was as follows:

	December 31, 2013			December 31, 2012
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ --	$ --	--%	$ 1,942,834	$ 1,942,834	1%
Money Market Account	7,112,949	7,112,949	3	30,543,824	30,543,824	15
Senior Secured Loan	175,021,272	168,188,453	67	67,874,565	60,258,885	29
Junior Secured Loan	50,831,407	48,443,384	19	49,646,273	33,486,956	17
Senior Unsecured Loan	23,000,000	23,000,000	9	--	--	--
First Lien Bond	2,948,332	2,546,400	2	2,928,762	3,000,000	1
Senior Subordinated Bond	1,037,707	1,051,540	--	2,729,088	2,735,881	1
Senior Secured Bond	1,519,072	1,619,550	1	--	--	--
Senior Unsecured Bond	10,855,804	11,381,100	5	10,798,463	11,185,000	5
CLO Fund Securities	101,696,950	79,452,220	32	90,146,410	83,257,507	40
Equity Securities	18,755,684	11,006,398	4	18,375,588	8,020,716	4
Preferred Stock	10,000,000	10,600,000	4	400,000	371,160	--
Asset Manager Affiliates	83,378,741	76,148,000	30	83,161,529	77,242,000	37
Total	$ 486,157,918	$ 440,549,994	176%	$ 358,547,336	$ 312,044,763	150%

¹ Calculated as a percentage of net asset value.

Liquidity and Capital Resources

At December 31, 2013, we had unrestricted cash and money market balances of approximately $10.5 million, total assets of approximately $459.2 million and stockholders' equity of approximately $250.4 million. Our net asset value per common share was $7.51. As of December 31, 2013, we had $195.7 million of borrowings outstanding ($192.5 million net of discount) with a weighted average interest rate of approximately 5.1%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Distributions

Generally, we seek to fund distributions to shareholders from current distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our Asset Manager Affiliates (Trimaran Advisors and Katonah Debt Advisors). However, a portion of distributions paid to shareholders may be a return of capital. We announced a regular quarterly distribution of $0.25 per share for the quarter ended December 31, 2013. The record date for this distribution was December 27, 2013 and the distribution was paid on January 27, 2014. Tax characteristics of all distributions paid by us in 2013 have been reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of distributions in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Thursday, March 13, 2014 at 4:00 p.m. Eastern Daylight Time to discuss our fourth quarter 2013 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Daylight Time for approximately 90 days.

A replay of this conference call will be available from 7:00 p.m. on March 13, 2014 until 11:59 p.m. on March 20, 2014. The dial in number for the replay is (800) 585-8367 and the conference ID is 9735357.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C. , manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.
BALANCE SHEETS

	As of December 31, 2013	As of December 31, 2012

ASSETS
Investments at fair value:
Time deposit (cost: 2013 - $0; 2012 - $1,942,834)	$ —	$ 1,942,834
Money market accounts (cost: 2013 - $7,112,949; 2012 - $30,543,824)	7,112,949	30,543,824
Debt securities (cost: 2013 - $275,213,594; 2012 - $134,377,151)	266,830,427	111,037,882
CLO Fund Securities managed by affiliates (cost: 2013 - $88,979,585; 2012 - $79,659,387)	75,100,306	79,531,583
CLO Fund Securities managed by non-affiliates (cost: 2013 - $12,717,365; 2012 - $10,487,023)	4,351,914	3,725,924
Equity securities (cost: 2013 - $18,755,684; 2012 - $18,375,588)	11,006,398	8,020,716
Asset Manager Affiliates (cost: 2013 - $83,378,741; 2012 - $83,161,529)	76,148,000	77,242,000
Total Investments at Fair Value (cost: 2013 - $486,157,918; 2012 - $358,547,336)	440,549,994	312,044,763
Cash	3,433,675	738,756
Restricted cash	4,078,939	—
Interest receivable	2,032,559	697,349
Accounts receivable	3,125,259	2,210,869
Other assets	5,951,963	3,568,736

Total Assets	$ 459,172,388	$ 319,260,473

LIABILITIES
Convertible Notes	$ 49,008,000	$ 60,000,000
7.375% Notes Due 2019	41,400,000	41,400,000
Notes issued by KCAP Senior Funding I, LLC (net of discount: $3,065,627)	102,184,373	—
Payable for open trades	3,980,000	—
Accounts payable and accrued expenses	3,897,291	2,581,432
Dividend payable	8,333,031	7,403,382

Total Liabilities	208,802,695	111,384,814

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 33,332,123 and 26,470,408 common shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	333,472	264,382
Capital in excess of par value	370,929,615	310,566,503
Accumulated (excess distribution) undistributed net investment income	(6,102,017)	103,484
Accumulated net realized losses	(68,662,689)	(56,035,375)
Net unrealized depreciation on investments	(46,128,688)	(47,023,335)

Total Stockholders' Equity	250,369,693	207,875,659

Total Liabilities and Stockholders' Equity	$ 459,172,388	$ 319,260,473

NET ASSET VALUE PER COMMON SHARE	$ 7.51	$ 7.85

See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2013	2012	2011

Investment Income:
Interest from investments in debt securities	$ 13,967,235	$ 12,504,569	$ 9,438,493
Interest from cash and time deposits	20,656	5,741	21,938
Dividends from investments in CLO Fund Securities managed by affiliates	19,902,348	19,207,401	12,413,797
Dividends from investments in CLO Fund Securities managed by non-affiliates	1,320,525	1,861,263	1,949,360
Dividends from Asset Manager Affiliates	12,750,000	4,700,000	1,910,000
Capital structuring service fees	305,376	304,882	86,057
Other Income	—	—	2,000,000

Total investment income	48,266,140	38,583,856	27,819,645

Expenses:
Interest and amortization of debt issuance costs	10,116,271	6,976,018	4,588,482
Compensation	4,630,481	3,172,814	3,907,900
Professional fees	2,191,305	2,453,945	2,010,253
Insurance	552,568	546,989	493,305
Administrative and other	1,819,876	1,343,677	987,381

Total expenses	19,310,501	14,493,443	11,987,321

Net Investment Income	28,955,639	24,090,413	15,832,324
Realized And Unrealized Gains (Losses) On Investments:
Net realized loss from investment transactions	(12,090,503)	(3,232,975)	(18,476,608)
Net change in unrealized appreciation (depreciation) on:
Debt securities	14,956,103	(3,701,536)	15,864,850
Equity securities	2,605,586	163,843	(1,724,319)
CLO Fund Securities managed by affiliates	(13,751,478)	8,316,279	(4,420,194)
CLO Fund Securities managed by non-affiliates	(1,604,352)	2,884,983	1,058,464
Asset Manager Affiliates investments	(1,311,212)	(2,395,228)	(484,973)

Total net unrealized gain from investment transactions	894,647	5,268,341	10,293,828
Net realized and unrealized appreciation (depreciation) on investments	(11,195,856)	2,035,366	(8,182,780)

Realized losses on extinguishments of Debt	(536,811)	—	—

Net Increase In Stockholders' Equity Resulting From Operations	$ 17,222,972	$ 26,125,779	$ 7,649,544

Net Increase in Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$ 0.53	$ 1.00	$ 0.33
Diluted:	$ 0.53	$ 0.95	$ 0.33
Net Investment Income Per Common Share:
Basic:	$ 0.90	$ 0.93	$ 0.69
Diluted:	$ 0.86	$ 0.89	$ 0.69

Weighted Average Shares of Common Stock Outstanding—Basic	32,280,160	26,011,517	22,868,648
Weighted Average Shares of Common Stock Outstanding—Diluted	32,295,005	33,379,594	22,880,674

See accompanying notes to financial statements.

KCAP-G

CONTACT: KCAP Financial, Inc.
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com